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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49682) and related Prospectus of ZymeTx, Inc. for the registration of 1,621,038 shares of its common stock and to the incorporation by reference therein of our report dated October 13, 2000, with respect to the financial statements of ZymeTx, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma

November 28, 2000